This Note has not been registered under the Securities Act of 1933 or the securities laws of any state, and it may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until the transaction is registered or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

LMIC, Inc.

                           CONVERTIBLE PROMISSORY NOTE

             This note supercedes the note executed August 14, 2003

$1,000,000.00                                                   Beltsville, MD
                                                                October 28, 2003

      LMIC, Inc. (the "Company" or "Maker"), a Delaware corporation, for value received, promises to pay to Mr. Rod Whiton, an individual or any subsequent registered holder of this Note (the "Holder"), On or after October 28, 2008 (the "Maturity Date"), at the offices of LMIC, Inc. at 6435 Virginia Manor Road, or at such other address or to such bank as Mr. Whiton or any subsequent holder of this Note may from time to time designate, the principal sum of $1,000,000.00. Until that time, LMIC will make simple interest payments which shall be computed at an annual rate of 3%. Interest on this Note shall be due and payable annually on each anniversary date hereof and on the date of full payment of the principal amount of this Note. Payment of interest shall be made in lawful money of the United States of America in federal or other immediately available funds, or at the Company's option in registered shares of LMIC, Inc at a 5% discount on the market price of LMIC Common Stock based upon an average of the last sale prices of the Common Stock on the thirty (30) trading days prior to date of determination. Payments shall be made at the registered address of the Holder on the books of the Company or to a bank and for an account designated by Mr. Whiton in a notice to the Company. Any payment of this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such placer.

Section 1. Conversion

1.1 Conversion. The Holder may, at any time on or before the Maturity Date, convert its principal and accrued interest into fully paid and restricted shares of Common Stock, $0.01 par value, of the Company (the "Common Stock") or Preferred Stock (if available), at the Conversion Price (as defined below) in effect at the time of conversion.

1.2 Conversion Price. The Conversion Price into Common Stock shall be $25.00 per share.

Section 2. Adjustment of Conversion Rights

2.1 Recapitalization, Stock Dividend, Etc. If at any time or from time to time the Company shall (1) by subdivision, consolidation or reclassification of shares, or otherwise, change as a whole the outstanding shares of Common Stock into a different number or class of shares, or (2) issue to the holders of the outstanding shares of Common Stock a dividend consisting in whole or in part of shares of Common Stock, then the Conversion Price and the number of shares purchasable under the Note shall be appropriately adjusted.

2.2 Merger, Consolidation, Etc. If the Company shall consolidate with or merge into another corporation, the Company shall make provision so that the Holder will receive a security of such other corporation substantially similar to this Note convertible into the securities or property to which a holder of the same number of shares of Common Stock then deliverable upon the conversion hereof would have been entitled upon such consolidation or merger, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the conversion of this Note. A sale of all or substantially all the assets of the Company for securities of another company shall be deemed a consolidation or merger for the foregoing purposes.

Section 3. Prepayment

This Note may be prepaid, in whole or in part, at any time provided that the Company gives the Holder at least thirty days prior written notice of its intention to prepay.

Section 4. Amendment; Governing Law

This Note may be amended or modified only by a writing signed by the party or parties against whom enforcement of any amendment or modification is sought. This Note shall be governed by and construed under and in accordance with the laws of the State of Maryland.

LMIC, Inc.


By: /s/ Luis Negrete
    -----------------------------------------
    Luis Negrete
    President & COO

By: /s/ Rod Whiton
    -----------------------------------------
    Rod Whiton


                                       2